Exhibit 99.1

For Immediate Release:

       COMPETITIVE TECHNOLOGIES ENTERS AGREEMENT TO OBTAIN
              UP TO $5 MILLION IN EQUITY FINANCING

Fairfield, CT - (February 27, 2004) - Competitive Technologies, Inc. (AMEX: CTT) announced today that it has entered into an agreement to obtain up to $5 million in equity financing from Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement, Fusion Capital has agreed to purchase up to $5 million of newly issued CTT stock over a period of time up to 20 months. CTT has the right to control the timing and the amount of stock sold, if any, to Fusion Capital.

"CTT plans to use this financing commitment opportunistically to fund the implementation of our strategic business plan," said John B. Nano, CTT's President and CEO. "CTT will have this funding option available, if needed, for working capital to implement our plan for profitable growth. We believe this adds flexibility and greater financial resources to the company. We are very appreciative of the work of Fusion Capital and of our investment bankers Brooks, Houghton who facilitated this transaction. We expect fiscal 2004 to be a break through year as we continue to implement our disciplined business plan. We are successfully building a recurring revenue stream and focusing on commercializing our technology portfolio. Our new sales team is creating strong customer and client relationships and driving shareholder value."

Joshua B. Scheinfeld, Managing Member of Fusion Capital said, "This financing will assist CTT in expanding their activities to grow their company and create shareholder value. This capital commitment demonstrates significant confidence in the future of CTT and its current management team. We are very pleased to enter into this arrangement with CTT."

Under this agreement, funding of the initial $5 million would occur over a period of time starting when the Securities & Exchange Commission declares effective a registration statement covering newly-issued shares of common stock to be purchased by Fusion Capital. Upon completion of this funding, at CTT's sole discretion, it has the right to enter into a new agreement with Fusion Capital for an additional $5 million of common stock.

About Fusion Capital II, LLC

Fusion Capital II, LLC is a broad-based investment fund, based in Chicago, IL. Fusion Capital makes a wide range of investments ranging from special situation financing to long-term strategic capital. For more information see: www.fusioncapital.com.

About Brooks, Houghton & Company, Inc.

Brooks, Houghton & Company, Inc., based in New York and established in 1989, is an investment banking firm serving emerging growth and middle-market public and private companies by providing capital fund raising and M&A services. Its affiliate, Brooks, Houghton Securities, Inc. (Member SIPC) is a NASD registered broker-dealer which manages the firm's private placement activities. For more information see:
www.brookshoughton.com.

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, digital, nano, and physical sciences developed by universities, companies and inventors. The global market for technology transfer services is estimated at $150 billion annually. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders.
Visit CTT's website: http://www.competitivetech.net

Statements about the Company's future expectations, including development and regulatory plans, and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of applicable Federal Securities Laws and are not guarantees of future performance. These statements involve risks and uncertainties, including those set forth in Item 1 of the Company's most recent Form 10-K and in CTT's other filings with the SEC, and are subject to change at any time. The Company's actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statement.

Direct inquiries to:     Johnnie D. Johnson, Strategic IR, Inc.
                         E-mail: jdjohnson@strategic-ir.com
                         Tel. (212) 754-6565;
                         Fax (212) 754-4333
                         E-mail: ctt@competitivetech.net